EXHIBIT 5.1

May 31, 2007

Allied Capital Corporation
1919 Pennsylvania Avenue, NW
Washington, D.C. 20006

Re: Allied Capital Corporation Amended Stock Option Plan – Registration on Form S-8

Ladies and Gentlemen:

      We have acted as counsel to Allied Capital Corporation, a Maryland corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, with respect to the offer and sale of up to 5,000,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), pursuant to the Allied Capital Corporation Amended Stock Option Plan (the “Plan”).

      In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

      In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

      Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the shares of Common Stock issuable pursuant to the Plan and the terms of any option agreements relating to such issuance will be, when issued and paid for in accordance with the Plan and any option agreements relating thereto, validly issued, fully paid and nonassessable.

      This opinion is to be used only in connection with the offer and sale of the Common Stock pursuant to the Registration Statement while the Registration Statement is in effect.

      The opinion herein is limited to the Maryland General Corporation Law, and we express no opinion with respect to other laws of the State of Maryland or the laws of any other jurisdiction. We are not members of the bar of the State of Maryland and we have not consulted with Maryland counsel with respect to this opinion letter. The opinions addressed in this letter, insofar as they relate to matters of Maryland law, are based on our review of the Maryland General Corporation Law, with which we are familiar.

      We consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,
/s/ Sutherland Asbill & Brennan LLP
Sutherland Asbill & Brennan LLP